HUNTER DICKINSON GROUP INC.

#1020 – 800 West Pender Street
Vancouver, B.C., V6C 2V6

July 28, 2004

Mr. Nicholas Tintor, President
Anaconda Gold Corp.
3rd Floor, 347 Bay Street
Toronto, ON
M5H 2R7

Mr. Don Merrick
#3 Knob Hill Road
Park City
Utah, USA
94098

Mr. Carl A. Pescio
P.O. Box 5831
Elko, Nevada
89802

Dear Sirs:

Re: **Horse Mountain Project, Elko County, Nevada (the "Property")**

Reference is made to the letter agreement of August 7, 2003 between Hunter Dickinson Group Inc. ("HDG") and Anaconda Gold Corp. ("Anaconda") in the form attached hereto as Schedule "A" (the "Letter Agreement").

Reference is also made to the letter agreement dated June 20, 2002 between Mr. Don Merrick and Robert W. Schafer as assigned to Anaconda pursuant to an assignment dated July 21, 2002 between Robert W. Schafer and Anaconda (collectively the "Merrick Underlying Agreement").

Reference is also made to the letter agreement dated July 5, 2002 between Mr. Carl Pescio and Robert W. Schafer as assigned to Anaconda pursuant to an assignment dated July 21, 2002 between Robert W. Schafer and Anaconda (collectively the "Pescio Underlying Agreement").

Pursuant to the Letter Agreement various payments are to be made or caused to be made by HDG including the following:

a) a payment of US $23,376.50 representing a reimbursement for Anaconda having made the September, 2003 BLM payment (the "2003 BLM Payment");

b) a payment of US $30,000 representing reimbursement for Anaconda having made the 2003 option payment to Carl Pescio (the "Pescio 2003 Option Payment");

c) a payment of US $15,000 representing reimbursement for Anaconda having made the 2003 option payment to Don Merrick (the "Merrick 2003 Option Payment");

[the "2003 BLM Payment, Pescio 2003 Option Payment and Merrick 2003 Option Payment collectively amounting to US$68,000 and referred to herein as the "2003 Arrears Payments"]

d) a payment of US $50,000 representing the option payment due to Carl Pescio on July 5, 2004 (the "Pescio 2004 Option Payment");

e) a payment of US $30,000 due to Don Merrick on June 20, 2004 (the "Merrick 2004 Option Payment"); and

f) a payment by September 1, 2004 of the amount representing payment due to the Bureau of Land Management and the State County (the "2004 BLM Payment").

Anaconda agrees to accept 100,000 shares (the "Shares") of the public company to which HDG assigns its rights under the Letter Agreement ("Pubco") in satisfaction of the 2003 Arrears Payments, such Shares to be issued by Pubco in conjunction with Pubco's qualifying transaction. Anaconda will also waive the default under the Letter Agreement that would otherwise have existed as a result of HDG having failed to make the Pescio 2004 Payment and the Merrick 2004 Option Payment on the basis of HDG undertaking to cause the 2004 BLM Payment to be made by September 1, 2004 and undertaking to cause the Pescio 2004 Payment and the Merrick 2004 Payment to be made within ten days of the TSX Venture Exchange providing its decision (whether positive or negative) for the proposed assignment of the Horse Mountain Project to Pubco. Anaconda further agrees that it will provide Pubco with the right, for a period of 180 days after issuance of the Shares, to repurchase the Shares for Cdn$1.25 per Share or otherwise find a buyer for the Shares at a price of $1.25 per Share.

Carl Pescio is prepared to waive the default under the Pescio Underlying Agreement that would otherwise have existed as a result of Anaconda having failed to make the Pescio 2004 Option Payment on July 5, 2004 on the basis of HDG undertaking to make the 2004 BLM Payment by September 1, 2004 and undertaking to cause the Pescio 2004 Payment to be made within ten days of the TSX Venture Exchange providing its decision (whether positive or negative) for the proposed assignment of the Horse Mountain Project to Pubco.

Don Merrick is prepared to waive the default under the Merrick Underlying Agreement that would otherwise have existed as a result of Anaconda having failed to make the Merrick 2004 Option Payment on June 20, 2004 on the basis of HDG undertaking to make the 2004 BLM Payment by September 1, 2004 and undertaking to cause the Merrick 2004 Payment to be made within ten days of the TSX Venture Exchange providing its decision (whether positive or negative) for the proposed assignment of the Horse Mountain Project to Pubco.

Assuming the above accurately reflects the agreement arrived at please provide your acknowledgment by signing below.

Yours truly,

HUNTER DICKINSON GROUP INC.

Per: DS Jennings

Authorized Signatory

Agreed to and Acknowledged:

ANACONDA GOLD CORP.

Per: ______________________
Authorized Signatory

____
Carl A. Pescio

____
Don Merrick

ASSIGNMENT AGREEMENT made as of the 5th day of August, 2004.

BETWEEN:

HUNTER DICKINSON GROUP INC., 1020 – 800 West Pender Street, Vancouver, British Columbia V6C 2V6

(hereinafter referred to as the "Assignor")

OF THE FIRST PART

- and -

QUICKSILVER VENTURES INC., Suite 1204, 700 West Pender Street, Vancouver, British Columbia V6C 1G8

(hereinafter referred to as the "Assignee")

OF THE SECOND PART

A. The Assignor entered into an option agreement with Anaconda dated August 7, 2003 in the form attached hereto as Schedule "A" as amended by letter agreement dated July 28, 2004 in the form attached hereto as Schedule "B" (the "Anaconda/HDI Option Agreement").

B. The Anaconda/HDI Option Agreement provides the Assignor with the right to assign its rights thereunder to a third party.

C. The Assignor wishes to assign its interest in the Anaconda/HDI Option Agreement (the "Assignment") to the Assignee on the terms and conditions of this assignment agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by all the parties hereto) the parties hereto agree as follows:

1. The Assignor does hereby assign, set over, transfer, grant and convey to the Assignee all of the Assignor's right, title and interest in and to the Anaconda/HDI Option Agreement, to have and hold the same unto the Assignee for its sole use and benefit absolutely from and after the date hereof in consideration of the Assignee: (i) reimbursing the Assignor for $111,600 of out of pocket costs incurred by the Assignor by the issuance of 131,294 common shares of the Assignee to the Assignor; (ii) issuing to the Assignor a further 75,000 common shares; and (iii) reimbursing the Assignor for US$23,376.50 for 2004 BLM payments made by the Assignor for the property which is the subject of the Anaconda/HDI Option Agreement (the "Property") and for any other

incidental costs incurred by the Assignor between the date of this assignment and the closing of the Assignee's qualifying transaction (collectively the "Consideration").

2. This Assignee hereby accepts the assignment herein provided and covenants and agrees with the Assignor that, upon regulatory approval for this assignment it will pay the funds and issue the common shares that are the subject of the Consideration and it shall be, at all times from and after the date hereof, bound by, observe and perform the covenants and obligations accruing hereafter to the Assignor under the Anaconda/HDI Option Agreement.

3. The Assignor hereby covenants that it has good right, full power and absolute authority to assign, set over, transfer, grant and convey to the Assignee all of the Assignor's right, title and interest in and to the Anaconda/HDI Option Agreement according to the terms hereof. From and after the date hereof the Assignee may enjoy the rights, benefits and privileges by the Anaconda/HDI Option Agreement created for its own use and benefit without interruption or molestation of or by the Assignor or any person whatsoever by or under the Assignor.

4. The Assignor represents and warrants to the Assignee that as of the date hereof, that the Anaconda/HDI Option Agreement is in full force and effect and is in good standing, the Assignor is not in breach of any of the covenants, conditions and agreements contained therein and the Assignor has the exclusive right to dispose of its interest in and to the Anaconda/HDI Option Agreement.

5. Whenever used in this Agreement, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

6. Time shall in all respect be of the essence of this Agreement.

7. The division of this Agreement into articles, sections, paragraphs, clauses or schedules is for convenience and reference only and shall not affect the interpretation hereof.

8. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereby attorn to the jurisdiction of the courts of the Province of British Columbia.

9. Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in Canada or the United States, or if transmitted by any form of telecommunication (which is tested prior to transmission, confirms to the sender the receipt of the entire transmission by the recipient and reproduces a complete written version of the transmission at the point of receipt) to such party at the address as set out on the face page hereof. Notice so mailed shall be deemed to have been given on the third business day after deposit in a post office or public letterbox. Neither party shall mail any notice, request or other communication

hereunder during any period in which Canadian or United States postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

10. The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this Agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

11. This Agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

12. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

HUNTER DICKINSON GROUP INC.

By: ______________________

QUICKSILVER VENTURES INC.

By: ______________________

Schedule "A"

HDG HUNTER DICKINSON GROUP INC.

1020 - 800 West Pender Street
Vancouver BC Canada V6C 2V6
Tel 604.684.6365 Fax 604.684.8092
1.800.667.2114
http://www.hdgold.com

August 7, 2003

Mr. Nicholas Tintor, President
Anaconda Gold Corp.
3rd Floor, 347 Bay Street
Toronto, ON
M5H 2R7

Dear Nick,

Re. Letter Agreement on Horse Mountain Project, Elko County, Nevada

Further to our recent conversations, we are writing this Letter Agreement to set out the terms of an option leading to a Joint Venture Agreement between Anaconda Gold Corp. (Anaconda) and Hunter Dickinson Group Inc. (HDG) or its assignee on the above mentioned project which includes the Rock Horse Property, the Horse Mountain Property and the North Star Property, all located in Elko County, Nevada.

Option HDG or its assignee will have the option to acquire a 55% operating interest in the subject properties for the expenditure of US$1,500,000, as follows:

Year 1	US$150,000
Year 2	US$225,000
Year 3	US$300,000
Year 4	US$300,000
Year 5	US$300,000
Year 6	US$225,000

Term HDG or its Assignee will have the right to exercise this option over the term of the underlying Vendors agreements or seven years ending August 31, 2010.

Option Payments HDG or its Assignee will pay Anaconda the sum of US$35,000 on signing, commit to paying the sum of US$55,000 for first anniversary royalty payments to the property vendors of the subject claims and expend US$150,000 on a work program during the first 12 months of the agreement. HDG or its Assignee will further pay annual vendor royalties and annual lease fees to the U.S. Bureau of Land Management in order to keep the claims current.

Additional Interest HDG or its Assignee may earn an additional 15% interest by funding an industry standard feasibility study completed by an internationally recognized, third party, engineering firm.

Property Acquisition The Joint Venture partners may purchase a 100% pro-rated interest from the Vendors (Pescio, Merrick) for the aggregate sum of US$7,500,000, pursuant to the underlying agreements with Pescio and Merrick, as to the following:

Rock Horse Property	US$3,500,000
Horse Mountain Property	US$2,000,000
North Star Property	US$2,000,000

It is understood that Anaconda will, from their remaining interest in the subject properties, be responsible for and absorb the payment of the 3% NSR payable to Pescio and 1% NSR payable to Merrick, subsequent to the first million ounces of gold being mined, as per the underlying agreements.

HDG or its assignee will have a first right of refusal in regards to the acquisition of Anaconda's interest, should Anaconda wish to sell said interest.

The clause referring to the hiring of Merrick, as per the underlying Merrick Agreement, will not be an obligation of HDG and is hereby waived in favor of HDG.

HDG may, at its discretion after the first 12 months of this agreement, and upon proper notification to Anaconda, terminate its interest in any of the above properties without penalty.

If the foregoing is satisfactory, please indicate your acceptance of the above by signing in the space provided below. Upon acceptance of these terms, we will proceed to prepare a final option agreement and proceed to apply for regulatory approval, which is a condition of this agreement.

The terms of this Agreement will be incorporated into a formal option agreement and joint venture agreement to be entered into between the parties, which will include a term whereby HDG will be the designated Operator. This letter agreement shall create binding legal obligations between the parties until the formal option agreement and joint venture agreement are entered into.

Upon acceptance of this agreement, HDG or its assignee will place US$35,000 in trust with Anaconda's lawyers, pending finalization of the agreements and obtaining all necessary regulatory approvals. All monies on deposit will be released to Anaconda within ten days of receipt of regulatory approval for the final agreements.

Yours truly,
HUNTER DICKINSON GROUP INC.

Ronald W. Thiessen
President and C.E.O.

Accepted on behalf of Anaconda Gold Corp.
Dated in Vancouver, August 7, 2003

WIRING INSTRUCTIONS FOR CLIENTS

FOR CANADIAN FUNDS

Toronto Dominion Bank
55 King Street West
Toronto, ON
M5K 1A2

Branch #10202
Account # 0690-0309236

FOR US DOLLARS

Toronto Dominion Bank
55 King Street West
Toronto, ON
M5A 1A2

ABA # 026 009 593
Account # 0690-7307587

Schedule "B"

HUNTER DICKINSON GROUP INC.

#1020 – 800 West Pender Street
Vancouver, B.C., V6C 2V6

July 28, 2004

Mr. Nicholas Tintor, President
Anaconda Gold Corp.
3rd Floor, 347 Bay Street
Toronto, ON
M5H 2R7

Mr. Don Merrick
#3 Knob Hill Road
Park City
Utah, USA
94088

Mr. Carl A. Pescio
P.O. Box 5831
Elko, Nevada
89802

Dear Sirs:

Re: Horse Mountain Project, Elko County, Nevada (the "Property")

Reference is made to the letter agreement of August 7, 2003 between Hunter Dickinson Group Inc. ("HDG") and Anaconda Gold Corp. ("Anaconda") in the form attached hereto as Schedule "A" (the "Letter Agreement").

Reference is also made to the letter agreement dated June 20, 2002 between Mr. Don Merrick and Robert W. Schafer as assigned to Anaconda pursuant to an assignment dated July 21, 2002 between Robert W. Schafer and Anaconda (collectively the "Merrick Underlying Agreement").

Reference is also made to the letter agreement dated July 5, 2002 between Mr. Carl Pescio and Robert W. Schafer as assigned to Anaconda pursuant to an assignment dated July 21, 2002 between Robert W. Schafer and Anaconda (collectively the "Pescio Underlying Agreement").

Pursuant to the Letter Agreement various payments are to be made or caused to be made by HDG including the following:

a) a payment of US $23,376.50 representing a reimbursement for Anaconda having made the September, 2003 BLM payment (the "2003 BLM Payment");

b) a payment of US $30,000 representing reimbursement for Anaconda having made the 2003 option payment to Carl Pescio (the "Pescio 2003 Option Payment");

c) a payment of US $15,000 representing reimbursement for Anaconda having made the 2003 option payment to Don Merrick (the "Merrick 2003 Option Payment");

[the "2003 BLM Payment, Pescio 2003 Option Payment and Merrick 2003 Option Payment collectively amounting to US$68,000 and referred to herein as the "2003 Arrears Payments"]

d) a payment of US $50,000 representing the option payment due to Carl Pescio on July 5, 2004 (the "Pescio 2004 Option Payment");

e) a payment of US $30,000 due to Don Merrick on June 20, 2004 (the "Merrick 2004 Option Payment"); and

f) a payment by September 1, 2004 of the amount representing payment due to the Bureau of Land Management and the State County (the "2004 BLM Payment").

Anaconda agrees to accept 100,000 shares (the "Shares") of the public company to which HDG assigns its rights under the Letter Agreement ("Pubco") in satisfaction of the 2003 Arrears Payments, such Shares to be issued by Pubco in conjunction with Pubco's qualifying transaction. Anaconda will also waive the default under the Letter Agreement that would otherwise have existed as a result of HDG having failed to make the Pescio 2004 Payment and the Merrick 2004 Option Payment on the basis of HDG undertaking to cause the 2004 BLM Payment to be made by September 1, 2004 and undertaking to cause the Pescio 2004 Payment and the Merrick 2004 Payment to be made within ten days of the TSX Venture Exchange providing its decision (whether positive or negative) for the proposed assignment of the Horse Mountain Project to Pubco. Anaconda further agrees that it will provide Pubco with the right, for a period of 180 days after issuance of the Shares, to repurchase the Shares for Cdn$1.25 per Share or otherwise find a buyer for the Shares at a price of $1.25 per Share.

Carl Pescio is prepared to waive the default under the Pescio Underlying Agreement that would otherwise have existed as a result of Anaconda having failed to make the Pescio 2004 Option Payment on July 5, 2004 on the basis of HDG undertaking to make the 2004 BLM Payment by September 1, 2004 and undertaking to cause the Pescio 2004 Payment to be made within ten days of the TSX Venture Exchange providing its decision (whether positive or negative) for the proposed assignment of the Horse Mountain Project to Pubco.

Don Merrick is prepared to waive the default under the Merrick Underlying Agreement that would otherwise have existed as a result of Anaconda having failed to make the Merrick 2004 Option Payment on June 20, 2004 on the basis of HDG undertaking to make the 2004 BLM Payment by September 1, 2004 and undertaking to cause the Merrick 2004 Payment to be made within ten days of the TSX Venture Exchange providing its decision (whether positive or negative) for the proposed assignment of the Horse Mountain Project to Pubco.

Assuming the above accurately reflects the agreement arrived at please provide your acknowledgment by signing below.

Yours truly,

HUNTER DICKINSON GROUP INC.

Per: DS Jennings

Authorized Signatory